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                             COMMNET CELLULAR INC.

                                 EXHIBIT 11.1

                  Computation of Net Income Per Common Share
                         Year ended September 30, 1995

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
PRIMARY:
Net income, as adjusted                                            $      61,967

Applicable common shares:
Weighted average shares outstanding during the year                   12,153,592
Conversion of convertible  subordinated notes                                  -
Net effect of common stock equivalents -- based on the
  treasury stock method using average fair market value:
Shares assumed issued for stock options                                1,220,875
Less:  treasury stock assumed                                           (980,428)
                                                                   -------------
               Total                                                  12,394,039
                                                                   -------------

Net income per common share                                        $       0.005
                                                                   =============

FULLY DILUTED:
Net income, as adjusted                                            $   2,153,343

Applicable common shares:
Weighted average shares outstanding during the year                   13,247,756
Conversion of convertible subordinated notes                             200,000
Net effect of common stock equivalents -- based on the
  treasury stock method using fair market value
Shares assumed issued for stock options                                1,220,875
Less:  treasury stock assumed purchased                                 (903,720)
                                                                   -------------
Total                                                                 13,764,911
                                                                   -------------

Net income per common share                                        $       0.156
                                                                   =============
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Comparative years are not presented as the calculations are anti-dilutive.